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                                                                Exhibit No. 4(d)


                 INVESTMENT ADVISORY AND ADMINISTRATION CONTRACT



         Contract made as of February 1, 2000 between MITCHELL HUTCHINS LIR MONEY SERIES, a Delaware business trust ("Trust"), and MITCHELL HUTCHINS ASSET MANAGEMENT INC. ("Mitchell Hutchins"), a Delaware corporation registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and as an investment adviser under the Investment Advisers Act of 1940, as amended.

         WHEREAS the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end investment management company, and intends to offer for public sale a distinct series of shares of beneficial interest, LIR Liquid Assets Fund, corresponding to a distinct portfolio; and

         WHEREAS the Trust desires to retain Mitchell Hutchins as investment adviser and administrator to furnish certain administrative, investment advisory and portfolio management services to the Trust with respect to LIR Liquid Assets Fund and any other Series to which this Contract may hereafter be made applicable (each a "Series"), and Mitchell Hutchins is willing to furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1. APPOINTMENT. The Trust hereby appoints Mitchell Hutchins as investment adviser and administrator of the Trust with respect to each Series for the period and on the terms set forth in this Contract. Mitchell Hutchins accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2.   DUTIES AS INVESTMENT ADVISER.

         (a) Subject to the supervision of the Trust's Board of Trustees ("Board"), Mitchell Hutchins will provide a continuous investment program for each Series, including investment research and management with respect to all securities and investments and cash equivalents in each Series. Mitchell Hutchins will determine from time to time what securities and other investments will be purchased, retained or sold by each Series.

         (b) Mitchell Hutchins agrees that in placing orders with brokers, it will attempt to obtain the best net result in terms of price and execution; provided that, on behalf of any Series, Mitchell Hutchins may, in its discretion, use brokers who provide the Series with research, analysis, advice and similar services to execute portfolio transactions on behalf of the Series, and Mitchell Hutchins, pursuant to Board authorization, may pay to those brokers in return for brokerage and research services a higher commission than may be charged by other brokers, subject to Mitchell Hutchins' determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of Mitchell Hutchins to such Series and its


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other clients and that the total commissions paid by such Series will be reasonable in relation to the benefits to the Series over the long term. In no instance will portfolio securities be purchased from or sold to Mitchell Hutchins, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. Whenever Mitchell Hutchins simultaneously places orders to purchase or sell the same security on behalf of a Series and one or more other accounts advised by Mitchell Hutchins, such orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable to each account. The Trust recognizes that in some cases this procedure may adversely affect the results obtained for the Series.

         (c) Mitchell Hutchins will oversee the maintenance of all books and records with respect to the securities transactions of each Series, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, Mitchell Hutchins hereby agrees that all records which it maintains for the Trust are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-1 under the 1940 Act and further agrees to surrender promptly to the Trust any records which it maintains for the Trust upon request by the Trust.

         (d) Mitchell Hutchins will oversee the computation of the net asset value and the net income of each Series as described in the currently effective registration statement of the Trust under the Securities Act of 1933, as amended, and the 1940 Act and any supplements thereto ("Registration Statement") or as more frequently requested by the Board.

         (e) The Trust hereby authorizes Mitchell Hutchins and any entity or person associated with Mitchell Hutchins which is a member of a national securities exchange to effect any transaction on such exchange for the account of any Series, which transaction is permitted by Section 11(a) of the 1934 Act, and the Trust hereby consents to the retention of compensation by Mitchell Hutchins or any person or entity associated with Mitchell Hutchins.

         3. DUTIES AS ADMINISTRATOR. Mitchell Hutchins will administer the affairs of the Trust with respect to each Series subject to the supervision of the Board and the following understandings:

         (a) Mitchell Hutchins will supervise all aspects of the operations of the Trust and each Series, including oversight of transfer agency, custodial and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Trust and each Series.

         (b) Mitchell Hutchins will provide the Trust and each Series with such corporate, administrative and clerical personnel (including officers of the Trust) and services as are reasonably deemed necessary or advisable by the Board, including the maintenance of certain books and records of the Trust and each Series.

         (c) Mitchell Hutchins will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of the Trust's Registration Statement, proxy material, tax


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returns and required reports to each Series' shareholders and the Securities and
Exchange Commission and other appropriate federal or state regulatory authorities.

         (d) Mitchell Hutchins will provide the Trust and each Series with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

         (e) Mitchell Hutchins will provide the Board on a regular basis with economic and investment analyses and reports and make available to the Board upon request any economic, statistical and investment services normally available to institutional or other customers of Mitchell Hutchins.

         4. FURTHER DUTIES. In all matters relating to the performance of this Contract, Mitchell Hutchins will act in conformity with the Trust Instrument, By-Laws and Registration Statement of the Trust and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

         5. DELEGATION OF MITCHELL HUTCHINS' DUTIES AS INVESTMENT ADVISER AND ADMINISTRATOR. With respect to any or all Series, Mitchell Hutchins may enter into one or more contracts ("Sub-Advisory or Sub-Administration Contract") with a sub-adviser or sub-administrator in which Mitchell Hutchins delegates to such sub-adviser or sub-administrator any or all its duties specified in Paragraphs 2 and 3 of this Contract, provided that each Sub-Advisory or Sub-Administration Contract imposes on the sub-adviser or sub-administrator bound thereby all applicable duties and conditions to which Mitchell Hutchins is subject by Paragraphs 2, 3 and 4 of this Contract, and further provided that each Sub-Advisory or Sub-Administration Contract meets all requirements of the 1940 Act and rules thereunder.

         6. SERVICES NOT EXCLUSIVE. The services furnished by Mitchell Hutchins hereunder are not to be deemed exclusive and Mitchell Hutchins shall be free to furnish similar services to others so long as its services under this Contract are not impaired thereby. Nothing in this Contract shall limit or restrict the right of any director, officer or employee of Mitchell Hutchins, who may also be a Trustee, officer or employee of the Trust, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

         7.   EXPENSES.

         (a) For the services provided and expenses assumed pursuant to this Contract with respect to the Series, the Trust will pay to Mitchell Hutchins a fee, computed daily and paid monthly. Where the services are provided directly by Mitchell Hutchins or an affiliate, the fees will be limited to reimbursement of Mitchell Hutchins' direct administrative costs and expenses and will exclude any profit or overhead charges. Where Mitchell Hutchins arranges for an unaffiliated person to provide services, the Trust will reimburse Mitchell Hutchins for the cost of the services provided by the unaffiliated person, but no additional profit or overhead charge will be included. (Hereinafter, the fees and expenses payable by the Fund under this Paragraph 7(a)


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are referred to as "Direct Expenses.")

         (b) Subject to Paragraph 7(a), the Direct Expenses borne by each Series will include but not be limited to the following (or each Series' proportionate share of the following): (i) expenses of paying the salaries and expenses of the Trust's officers and other personnel engaged in administering the Trust's business; (ii) expenses of monitoring financial and shareholder accounting services provided by the Trust's custodian and transfer agent, respectively; (iii) expenses of responding to shareholder inquiries and disseminating information to shareholders; (iv) expenses of monitoring compliance with the Trust's registration statements and other operating documents, with federal and state securities laws and rules thereunder and with the Internal Revenue Code of 1986, as amended; (v) expenses of preparing semi-annual and annual reports to shareholders; (vi) expenses of preparing filings required by the SEC; (vii) expenses of preparing federal, state and local tax returns; (viii) expenses of paying notice filing fees under state securities laws; (ix) expenses of organizing annual and special meetings of shareholders; (x) the cost (including brokerage commissions) of securities purchased or sold by the Series and any losses incurred in connection therewith;
(xi) expenses incurred on behalf of the Series by Mitchell Hutchins under this Contract; (xii) expenses of organizing the Trust and the Series; (xiii) filing fees and expenses relating to the registration and qualification of the Series' shares and the Trust under federal and/or state securities laws and maintaining such registration and qualifications; (xiv) fees and salaries payable to the Trust's Trustees and officers who are not interested persons of the Trust or Mitchell Hutchins; (xv) all expenses incurred in connection with the Trustees' services, including travel expenses; (xvi) taxes (including any income or franchise taxes) and governmental fees; (xvii) costs of any liability, uncollectible items of deposit and other insurance and fidelity bonds; (xviii) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Trust or Series for violation of any law;
(xix) legal, accounting and auditing expenses, including legal fees of special counsel for those Trustees of the Trust who are not interested persons of the Trust; (xx) charges of custodians, transfer agents and other agents (including any lending agent); (xxi) costs of preparing share certificates; (xxii) expenses of setting in type and printing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials for existing shareholders; (xxiii) costs of mailing prospectuses and supplements thereto, statements of additional information and supplements thereto, reports and proxy materials to existing shareholders; (xxiv) any extraordinary expenses (including fees and disbursements of counsel, costs of actions, suits or proceedings to which the Trust is a party and the expenses the Trust may incur as a result of its legal obligation to provide indemnification to its officers, Trustees, agents and shareholders) incurred by the Trust or Series; (xxv) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (xxvi) the cost of mailing and tabulating proxies and costs of meetings of shareholders, the Board and any committees thereof; (xxvii) the cost of investment company literature and other publications provided by the Trust to its Trustees and officers; (xxviii) costs of mailing, stationery and communications equipment; (xxix) expenses incident to any dividend, withdrawal or redemption options; (xxx) charges and expenses of any outside pricing service used to value portfolio securities; and (xxxi) interest on borrowings of the Series; and (xxxii) any other costs and expenses incurred in managing the portfolio of a Series.


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         (c)  The Trust or a Series may pay directly any Direct Expense incurred by it in its normal operations and, if any such payment is consented to by Mitchell Hutchins and acknowledged as otherwise payable by Mitchell Hutchins pursuant to this Contract, the Series may reduce any amounts otherwise payable to Mitchell Hutchins pursuant to this Contract. To the extent that such deductions exceed the amounts payable to Mitchell Hutchins on any monthly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.

         (d) Mitchell Hutchins will assume the cost of any compensation for services provided to the Trust received by the officers of the Trust and by those Trustees who are interested persons of the Trust.

         (e) The payment or assumption by Mitchell Hutchins of any expenses of the Trust or a Series that Mitchell Hutchins is not required by this Contract to pay or assume shall not obligate Mitchell Hutchins to pay or assume the same or any similar expense of the Trust or a Series on any subsequent occasion.

         8.   COMPENSATION.

         (a) Mitchell Hutchins shall not receive any compensation from the Series other than reimbursement for the Series' Direct Expenses, as provided in paragraph 7.

         (b) For the services provided and the expenses assumed pursuant to this Contract with respect to any Series as to which this Contract hereafter is made applicable, the Trust will pay to Mitchell Hutchins from the assets of such Series compensation in an amount to be agreed upon in a written fee agreement ("Fee Agreement") executed by the Trust on behalf of such Series and by Mitchell Hutchins. All such Fee Agreements shall provide that they are subject to all terms and conditions of this Contract.

         (c) Any compensation or reimbursement due to Mitchell Hutchins shall be computed daily and paid monthly to Mitchell Hutchins on or before the first business day of the next succeeding calendar month.

         (d) If this Contract becomes effective or terminates before the end of any month, Mitchell Hutchins' compensation or reimbursement for the period from the effective day to the end of the month or from the beginning of such month to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination occurs.

         9. LIMITATION OF LIABILITY OF MITCHELL HUTCHINS. Mitchell Hutchins and its delegates, including any Sub-Adviser or Sub-Administrator to any Series or the Trust, shall not be liable for any error of judgment or mistake of law or for any loss suffered by any Series, the Trust or any of its shareholders, in connection with the matters to which this Contract relates, except to the extent that such a loss results from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Contract. Any person, even though also an officer, director, employee, or agent of Mitchell


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Hutchins, who may be or become an officer, Trustee, employee or agent of the
Trust shall be deemed, when rendering services to any Series or the Trust or acting with respect to any business of such Series or the Trust, to be rendering such service to or acting solely for the Series or the Trust and not as an officer, director, employee, or agent or one under the control or direction of Mitchell Hutchins even though paid by it.

         10.  DURATION AND TERMINATION.

         (a) This Contract shall become effective upon the date hereabove written provided that, with respect to any Series, this Contract shall not take effect unless it has first been approved (i) by a vote of a majority of those Trustees of the Trust who are not parties to this Contract or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of that Series' outstanding voting securities.

         (b) Unless sooner terminated as provided herein, this Contract shall continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of those Trustees of the Trust who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and
(ii) by the Board or, with respect to any given Series, by vote of a majority of the outstanding voting securities of such Series.

         (c) Notwithstanding the foregoing, with respect to any Series this Contract may be terminated at any time, without the payment of any penalty, by vote of the board or by a vote of a majority of the outstanding voting securities of such Series on sixty days' written notice to Mitchell Hutchins or by Mitchell Hutchins at any time, without the payment of any penalty, on sixty days' written notice to the Trust. Termination of this Contract with respect to any given Series shall in no way affect the continued validity of this Contract or the performance thereunder with respect to any other Series. This Contract will automatically terminate in the event of its assignment.

         11. LIMITATION OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS OF THE TRUST. The Trustees of the Trust and the shareholders of any Series shall not be liable for any obligations of any Series or the Trust under this Contract, and Mitchell Hutchins agrees that, in asserting any rights or claims under this Contract, it shall look only to the assets and property of the Trust in settlement of such right or claim, and not to such Trustees or shareholders.

         12. AMENDMENT OF THIS CONTRACT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract as to any given Series shall be effective until approved by vote of a majority of such Series' outstanding voting securities.

         13. GOVERNING LAW. This Contract shall be construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Delaware conflict with the applicable provisions of the 1940 Act, the latter shall control.


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         14.  MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This Contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Contract, the terms "majority of the outstanding voting securities", "affiliated person", "interested person", "assignment", "broker", "investment adviser", "national securities exchange", "net assets", "prospectus", "sale", "sell" and "security" shall have the same meaning as such terms have in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission. Where the effect of a requirement of the 1940 Act reflected in any provision of this Contract is relaxed by a rule, regulation, order or other action of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, order or other action.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers and delivered as of the day and year first above written.


Attest:                            MITCHELL HUTCHINS ASSET MANAGEMENT INC.

/s/ Andrew S. Novak                By:  /s/ Keith A. Weller
--------------------                    ------------------------------------
Name:  Andrew S. Novak                  Name:  Keith A. Weller
Title:  Vice President                  Title:  First Vice President


Attest:                            MITCHELL HUTCHINS LIR MONEY SERIES


/s/ Cristina Paradiso              By:  /s/ Dianne E. O'Donnell
----------------------                  ------------------------------------
Name:  Cristina Paradiso                Name:  Dianne E. O'Donnell
Title:  Vice President                  Title:  Secretary and Vice President


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